UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On July 3, 2006, Protective Life Insurance Company (“Protective Life”, “we”, “us” or “our”), a wholly-owned subsidiary of Protective Life Corporation (“PLC”) completed the acquisition contemplated by the stock purchase agreement previously reported in our Current Report on Form 8-K dated February 13, 2006. Pursuant to that agreement with JPMorgan Chase & Co. (“JPMC”) and two of its wholly-owned subsidiaries (collectively, the “Sellers”), Protective Life and its subsidiary West Coast Life Insurance Company purchased from the Sellers the Chase Insurance Group, which consists of five insurance companies that manufacture and distribute traditional life insurance and annuity products and four related non-insurance companies (which collectively are referred as the “Acquired Companies”).  The completion of this acquisition was previously disclosed in our Current Report on Form 8-K filed on July 10, 2006.

Immediately after the closing of the acquisition, certain of the Acquired Companies entered into coinsurance arrangements with Allmerica Financial Life Insurance and Annuity Company (“AFLIAC”), a subsidiary of The Goldman Sachs Group, Inc., and with Wilton Reassurance Company and Wilton Reinsurance Bermuda Limited (collectively, the “Wilton Re Group”).

The agreements with AFLIAC are modified coinsurance arrangements for 100% of the variable annuity business of the Acquired Companies. The agreements with the Wilton Re Group consists of co-insurance arrangements for approximately 40% of the term insurance business of the Acquired Companies and modified coinsurance agreements for approximately 40% of the non-term insurance business and 49% of the fixed annuity business of the Acquired Companies. These reinsurance arrangements were effective as of the closing date of the acquisition (July 3, 2006).

The following unaudited pro forma condensed combined financial statements of Protective Life give effect to the acquisition and the related reinsurance agreements as if they had been completed as of January 1, 2006 and 2005, with respect to the pro forma results of operations data, and as of June 30, 2006, with respect to the pro forma balance sheet data. We have adjusted the historical consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statements of income, expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial information below should be read in conjunction with the notes thereto and (1) our unaudited consolidated financial statements for the quarterly period ended June 30, 2006 in our Quarterly Report on Form 10-Q, and our audited consolidated financial statements for the year ended December 31, 2005 included in our Annual Report on Form 10-K, as well as (2) the Chase Insurance Group’s unaudited combined financial statements for the quarterly period ended March 31, 2006, and its audited combined financial statements for the years ended December 31, 2005 and 2004, and the six-month period ended June 30, 2004, included in PLC’s Current Report on Form 8-K dated June 26, 2006 and incorporated by reference as Exhibit 99.1 to our Current Report on Form 8-K dated July 10, 2006.

The acquisition will be accounted for under the purchase method of accounting. Under this method of accounting, the purchase price will be allocated to the Chase Insurance Group’s net assets based upon the estimated fair values of the Chase Insurance Group’s assets and liabilities at the date of completion of the acquisition. The unaudited pro forma condensed combined financial statements include adjustments, which are based upon preliminary estimates, to reflect the allocation of the purchase price to the Chase Insurance Group’s net assets as of June 30, 2006. The purchase price allocation reflected herein is preliminary and final allocation of the purchase price will be based upon the actual purchase price and the actual assets and liabilities of the Chase Insurance Group as of the date of the completion of the acquisition. Accordingly, the actual purchase accounting adjustments may differ materially from the pro forma adjustments reflected herein.

The following unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of what our actual financial position or results of operations would have been had the acquisition been completed on the date indicated above. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the resulting company. These statements do not give effect to (1) our results of operations or other transactions or developments since June 30, 2006, (2) the impact of possible revenue enhancements, expense efficiencies or synergies expected to result from the acquisition, (3) the acquisition-related costs estimated to be approximately $44.0 million (excluding the impact of reinsurance arrangements) to integrate Chase Insurance Group’s operations into Protective Life’s operations and (4) the effects of transactions or developments that may occur subsequent to the acquisition. The foregoing matters could cause both Protective Life’s pro forma historical position and results of operations, and Protective Life’s actual future financial position and results of operations, to differ materially from those presented in the following unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Balance Sheet
(dollars in thousands)
June 30, 2006

	Protective	Chase	Proforma			Proforma
	Life	Insurance	Acquisition		Proforma	Reinsurance		Proforma
	Insurance	Group	Adjustments	Note 3	Combined	Adjustments	NOTE 3	Combined
ASSETS
Investments:
Fixed maturities, at market	$14,462,765	$6,554,290	$(150,032)	a	$20,867,023	$-		$20,867,023
Equity securities at market	85,579	-	-		85,579	-		85,579
Mortgage loans on real estate	3,537,842	-	-		3,537,842	-		3,537,842
Investment in real estate, net of accumulated depreciation	54,392	-	-		54,392	-		54,392
Policy loans	454,224	380,608	-		834,832	-		834,832
Other long-term investments	279,189		-		279,189	-		279,189
Short-term investments	730,893	-	-		730,893	-		730,893
Total Investments	19,604,884	6,934,898	(150,032)		26,389,750	-		26,389,750
Cash	8,760	258,041	(601,737)	b	(334,936)	334,936	k	0
Accrued Investment Income	196,243	90,642	-		286,885	-		286,885
Accounts and premiums receivable, net	95,158	14,617	-		109,775	-		109,775
Reinsurance receivables	3,165,790	1,016,261	-		4,182,051	(16,950)	l	4,165,101
Deferred policy acquisition costs	2,526,608	210,378	815,257	c	3,552,243	(113,249)	m	3,438,994
Goodwill	38,782	111,000	(111,000)	d	38,782	-		38,782
Property and equipment, net	39,698	14,381	(14,381)	e	39,698	-		39,698
Other assets	90,017	37,353	(1,329)	f	126,041	-		126,041
Income tax receivable	28,517	-	-		28,517	-		28,517
Deferred income taxes	-	50,597	(50,597)	g	-			-
Assets related to separate accounts					-			-
Variable annuity	2,391,285	110,073	-		2,501,358	-		2,501,358
Variable universal life	275,261	-	-		275,261	-		275,261
Total assets	$28,461,003	$8,848,241	$(113,819)		$37,195,425	$204,737		$37,400,162

LIABILITIES
Policy liabilities and accruals	$12,450,052	$928,757	$433,098	c	$13,811,907	$-		$13,811,907
Stable value product account balances	5,764,856	-	-		5,764,856	-		5,764,856
Annuity account balances	3,328,481	6,821,847	-		10,150,328	-		10,150,328
Other policyholders' funds	144,513	218,802	-		363,315	-		363,315
Other liabilities	827,528	103,639	-		931,167	98,403	v	1,029,570
Accrued income taxes	-	(6,794)	-		(6,794)	106,334	n	99,540
Deferred income taxes	221,443	-	-		221,443	-		221,443
Non-recourse funding obligations	200,000	-	-		200,000	-		200,000
Liabilities related to variable interest entities	35,980	-	-		35,980	-		35,980
Long-term debt	-	-	-		-	-		-
Subordinated debt securities	-	-	-		-	-		-
Liabilities related to separate accounts					-			-
Variable annuity	2,391,285	110,073	-		2,501,358	-		2,501,358
Variable universal life	275,261	-	-		275,261	-		275,261
Total liabilities	25,639,399	8,176,324	433,098		34,248,821	204,737		34,453,558

Share-owners' equity
Preferred stock	2	-	-		2	-		2
Common stock and additional paid-in capital	937,805	714,267	(589,267)	h	1,062,805	-		1,062,805
Note receivable from PLC Employee Stock Ownership Plan	(1,995)	-	-		(1,995)	-		(1,995)
Retained Earnings	2,032,118	161,170	(161,170)	i	2,032,118	-		2,032,118
Accumulated other comprehensive income(loss):
Net unrealized gains(losses) on investments, net of income tax	(150,008)	(203,520)	203,520	j	(150,008)	-		(150,008)
Accumulated gain(loss) - hedging net of income tax	3,682	-	-		3,682	-		3,682
Total share-owners' equity	2,821,604	671,917	(546,917)		2,946,604	-		2,946,604
Total liabilities and share-owners' equity	$28,461,003	$8,848,241	$(113,819)		$37,195,425	$204,737		$37,400,162

See notes to the Unaudited Pro Forma Condensed Combined Financial Information

Unaudited Pro Forma Condensed Combined Statements of Income
(dollars in thousands)
Six months ended 6/30/2006

	Protective	Chase	Proforma			Proforma
	Life	Insurance	Acquisition		Proforma	Reinsurance		Proforma
	Insurance	Group	Adjustments	NOTE 3	Combined	Adjustments	NOTE 3	Combined

Revenues
Net premiums and policy fees	$435,019	$102,010	$-		$537,029	$(34,821)	r	$502,208
Net investment income	567,424	170,573	-		737,997	(22,013)	r	715,984
Realized investment gains (losses)	38,703	(5,669)	-		33,034	1,980	r	35,014
Other income	38,410	18,435	-		56,845	(5,432)	r	51,413
Total revenues	1,079,556	285,349	-		1,364,905	(60,286)		1,304,619
Benefits and Expenses:
Benefits and settlement expenses, net of reinsurance ceded	685,546	189,260	-		874,806	(46,418)	r	828,388
Amortization of deferred policy acquisition costs	82,758	6,335	5,833	o	94,926	(2,083)	r	92,843
Other operating expenses, net of reinsurance ceded	91,727	19,689	(2,367)	p	109,049	20,543	r	129,593
Total benefits and expenses	860,031	215,284	3,466		1,078,781	(27,957)		1,050,824
Income before income tax	219,525	70,065	(3,466)		286,124	(32,328)		253,795
Income tax expense	77,017	25,483	(1,213)	q	101,287	(11,315)	q	89,972
Net income from continuing operations	$142,508	$44,582	$(2,253)		$184,837	$(21,013)		$163,824

See notes to the Unaudited Pro Forma Condensed Combined Financial Information

Unaudited Pro Forma Condensed Combined Statements of Income
(dollars in thousands)
Twelve Months ended December 31, 2005

	Protective	Chase	Proforma			Proforma
	Life	Insurance	Acquisition		Proforma	Reinsurance		Proforma
	Corporation	Group	Adjustments	NOTE 3	Combined	Adjustments	NOTE 3	Combined

Revenues
Net premiums and policy fees	$735,932	$214,017	$-		$949,949	$(76,115)	u	$873,835
Net investment income	1,127,920	339,451	-		1,467,371	(40,029)	u	1,427,342
Realized investment gains (losses)	6,115	6,933	-		13,048	(2,912)	u	10,136
Other income	67,066	43,398	-		110,464	(14,128)	u	96,336
Total revenues	1,937,033	603,799	-		2,540,832	(133,183)		2,407,649
Benefits and Expenses:
Benefits and settlement expenses, net of reinsurance ceded	1,253,348	354,561	-		1,607,909	(92,865)	u	1,515,044
Amortization of deferred policy acquisition costs	197,653	(87,628)	1,350	s	111,375	37,249	u	148,624
Other operating expenses, net of reinsurance ceded	124,817	166,186	(1,200)	t	289,803	(1,394)	u	288,409
Total benefits and expenses	1,575,818	433,119	150		2,009,087	(57,010)		1,952,077
Income from continuing operations before income tax	361,215	170,680	(150)		531,745	(76,173)		455,572
Income tax expense	125,559	64,949	(53)	q	190,455	(26,660)	q	163,795
Net income from continuing operations	$235,656	$105,731	$(98)		$341,289	$(49,512)		$291,777

See notes to the Unaudited Pro Forma Condensed Combined Financial Information

NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL INFORMATION

Note 1—Reporting Reclassifications

Certain amounts in the historical consolidated financial statements of Chase Insurance Group have been reclassified to conform to Protective Life’s historical financial statement presentation. While Protective Life and Chase Insurance Group have completed a preliminary review of their respective accounting and financial reporting policies as compared to those used by the other company, this review is ongoing and will continue throughout the acquisition process. As such, additional reclassifications or pro forma adjustments may be identified.

Note 2—Purchase Price and Financing Considerations

Protective Life funded the acquisition through a $125 million capital contribution from its parent (Protective Life Corporation) along with other available cash. The purchase price of $876.8 million, represents the aggregate purchase price derived from the estimated fair value of Chase Insurance Group’s net assets at June 30, 2006, adjusted for estimated transaction costs. The following table reconciles the net purchase price of $872.3 million to the aggregate purchase price of $876.8 million:

 (Dollars in thousands)

Net purchase price	$872,303
Estimated transaction costs	4,466
Aggregate purchase price	$876,769

The preliminary allocation of the $876.8 million aggregate purchase price to the specific identifiable tangible and intangible assets and liabilities is as follows:

 (Dollars in thousands)
ASSETS
Investments	$6,554,290
Policy loans	380,608
Cash	258,041
Accrued investment income	90,642
Accounts and premiums receivable, net	14,617
Reinsurance receivable	1,016,261
Value of business acquired	1,025,635
Other assets	36,024
Assets related to separate accounts	110,073
Total assets	9,486,191

LIABILITIES
Policy liabilities and accruals	1,361,855
Annuity account balances	6,821,847
Other policyholders’ funds	218,802
Other liabilities	103,639
Accrued income taxes	(6,794)
Liabilities related to separate accounts	110,073
Total liabilities	8,609,422

Net assets acquired	$876,769

The estimated fair value of Chase Insurance Group’s net assets are based on the carrying value of net assets at June 30, 2006 plus estimated fair value pro forma adjustments. Preliminary values and lives have been assigned to the acquired assets and liabilities assumed for the purposes of these unaudited pro forma combined financial statements. The unaudited pro forma combined financial statements reflect Protective Life’s estimates of the fair value of the net assets of Chase Insurance Group as of June 30, 2006, and the allocation of the purchase price to the fair value of Chase Insurance Group’s net assets, including identified intangible assets. The estimated fair values and lives will be refined during the completion of the acquisition process and may vary from the amounts included herein.

    The Company is currently in the process of determining the fair values of the assets and liabilities acquired from the Chase Insurance Group as of July 3, 2006, the acquisition date. Under the purchase method of accounting, this determination of fair values will provide the basis for the allocation of cost to the acquired assets and liabilities. Although this process is incomplete, the Company does not currently believe that its final allocation of cost will differ materially from its preliminary allocation presented above.

Note 3—Pro Forma Adjustments

These pro forma adjustments are based on certain estimates and assumptions as of the date of the unaudited pro forma condensed combined financial information. The actual adjustments upon the consummation of the acquisition will depend on a number of factors, including changes in the estimated fair value of net assets and the effective date of the acquisition. Therefore, the actual adjustments may be different from the adjustments made to prepare the unaudited pro forma condensed combined financial information and such differences may be material.

a)	Adjustment of $(150.0) million represents the sale of securities to fund a portion of the purchase price of the Chase Insurance Group (see adjustment 3(b)).
b)
Adjustment of $(601.7) million represents the purchase price of the Chase Insurance Group of $(872.3) million, estimated transaction costs of $(4.5) million, a $125.0 million capital contribution from PLC, and $150.0 million from the sale of securities to fund a portion of the purchase price of the Chase Insurance Group (see adjustment 3(a)). Actual transaction costs may vary from this estimate.

c)
The $815.3 million adjustment to deferred policy acquisition costs combined with the $433.1 million adjustment to policy liabilities and accruals represent the purchase accounting adjustments related to the elimination of the historical deferred acquisition costs (“DAC”) and value of business acquired (“VOBA”) of the acquired companies, and the establishment of new VOBA associated with the current acquisition. The new VOBA reflects the estimated fair value of in force contracts and represents the portion of the purchase price that is allocated to the value of the right to receive future cash flows from the life insurance and annuity contracts in force at the acquisition date.

The historical DAC of the acquired companies as of June 30, 2006, of $643.5 million ($210.3 million of which was recorded in the deferred policy acquisition costs line while $433.1 million was recorded as an offset to policy liabilities and accruals on the balance sheet of the acquired companies) was eliminated through a pro forma adjustment. (VOBA was historically recorded as an offset to policy liabilities and accruals by the Chase Insurance Group.) The pro forma adjustment to eliminate the historical DAC and VOBA includes the elimination of the historical deferred sales inducement asset of the acquired companies of $21.4 million

The pro forma adjustment to establish new VOBA at June 30, 2006 was $1,025.6 million, and was derived from actuarially determined projections, by each line of business, of future policy and contract charges, premiums, mortality and morbidity, separate account performance, surrenders, operating expenses, investment returns, and other factors. Actual experience of the purchased business may vary from these projections. VOBA was reduced for the ceding commission received from the Wilton Re Group related to the term and non-term insurance business subject to reinsurance arrangements with the Wilton Re Group. VOBA was not reduced for the ceding commission received from AFLIAC related to variable annuities and from Wilton Re Group related to fixed annuities, since these ceding commissions are subject to the accounting guidance under SOP 98-7 “Deposit Accounting for Insurance and Reinsurance Contracts That Do Not Transfer Insurance Risk.”

VOBA is amortized in relation to estimated gross profits or premiums, depending on product type which the Company estimated would equate to approximately 8% per year. For interest-sensitive products, if estimated gross profits differ from expectations, the amortization of VOBA will be adjusted to reflect actual experience. The net adjustment to amortization as a result of eliminating the historical DAC and VOBA is included in adjustments 3(o) and 3(s).

d)	Adjustment of $(111.0) million represents the elimination of Chase Insurance Group’s historical goodwill.
e)
Adjustment of $(14.4) million represents the elimination of Chase Insurance Group’s historical fixed assets. The related depreciation for the adjustment to fixed assets for the six and twelve month periods ended June 30, 2006, and December 31, 2005, are included in adjustments 3(p) and 3(t), respectively.

f)
Adjustment of $(1.3) million represents the elimination of Chase Insurance Group’s historical other intangible assets. The related amortization for the adjustment to intangible to policy liabilities and accruals by the Chase Insurance Group.) The pro forma adjustment to eliminate the historical DAC and VOBA includes the elimination of the historical deferred sales inducement asset of the acquired companies of $21.4 millionassets for the six and twelve month periods ended June 30, 2006, and December 31, 2005, are included in adjustments 3(p) and 3(t), respectively.

g)
Group’s historical deferred tax asset. No goodwill is currently anticipated as a result of the acquisition, and therefore, no deferred taxes are anticipated.Adjustment of $(50.6) million represents the elimination of Chase Insurance

h)
Adjustment of $(589.3) million represents the elimination of Chase Insurance Group’s historical common stock and paid-in-capital of $(714.3) million and the PLC contribution to capital of $125.0 million.

i)	Adjustment of $(161.2) million to eliminate Chase Insurance Group’s historical retained earnings.
j)	Adjustment of $203.5 million to eliminate Chase Insurance Group’s historical accumulated other comprehensive income.
k)
Adjustment of $334.9 million represents the amount of cash estimated to be received in ceding commissions from AFLIAC of $84.5 million ($62.2 million net of income tax) and the Wilton Re Group of $233.5 million ($113.2 million net of income tax), respectively, (see adjustment 3(m)), and an additional $17.0 million expected to be received from the Wilton Re Group related to the coinsurance of the term life insurance business (see adjustment 3(l)). The related adjustments to revenues and expenses associated with the ceded business for the six and twelve month periods ended June 30, 2006, and December 31, 2005, are reflected in adjustments 3(r) and 3(u), respectively. The related adjustment to accrued taxes is reflected in adjustment 3(n)).

l)
Adjustment to reinsurance receivable of $(17.0) million represents the net settlement with the Wilton Re Group for the coinsured term block (see adjustments 3(k) and 3(v)). No reinsurance receivable adjustments were deemed necessary since most of the reinsurance arrangements are in the form of modified coinsurance agreements (assets and liabilities related to the underlying business are not transferred to the assuming company.)

m)
Adjustment of $(113.2) million represents reduction in VOBA resulting from ceding received from Wilton Re Group, net of income tax, and net of $36.2 million recorded as deposits payable with the Wilton Re Group.  See adjustment 3(k) and 3(v).

n)	Adjustment of $106.3 million represents accrued taxes related to the ceding commissions received from AFLIAC and the Wilton Re Group (see adjustment 3(k)).
o)
Adjustment of $5.8 million represents the amortization expense associated with net change in DAC and VOBA of the acquired companies resulting from the fair value adjustments (see adjustment 3(c)) and the reduction in VOBA resulting from ceding commissions received from the Wilton Re Group. The following table presents the Company’s calculation of the pro forma adjustment for amortization of VOBA:

(dollars in thousands)

Historical DAC of acquired companies (a)	$584,300

Estimated VOBA (a)	843,371
Reduced by ceding commissions	(113,249)
Adjusted VOBA	730,122

Net increase in DAC/VOBA of acquired companies	$145,822

Estimated amortization resulting from net increase in DAC/VOBA:
Net increase in DAC/VOBA of acquired companies	$145,822
Estimated amortization for six month period at 8% per year	$5,833

(a) The pro forma condensed combined financial statements were prepared as if the acquisition and the related reinsurance arrangements had been completed as of January 1, 2006, with respect to pro forma results of operations data, and as of June 30, 2006, with respect to the pro forma balance sheet data. As a result, the historical DAC and estimated VOBA amounts used to compute the pro forma adjustment for DAC/VOBA for the results of operations for the six months ended June 30, 2006 differ from the amounts recorded in the pro forma adjustments for the balance sheet as of June 30, 2006.

p)
Adjustment of $(2.4) million includes $(2.3) million to eliminate depreciation expense associated with the fair value adjustment to fixed assets (see adjustment 3(e), $(0.1) million for amortization associated with eliminated intangible assets (see adjustment 3(f)).

q)	Adjustment represents the income tax effect of all pro forma consolidated statement of income adjustments using the U.S. federal tax rate of 35%.
r)
Adjustments represent the elimination of revenues and expenses associated with the portion of business ceded to AFLIAC and the Wilton Re Group (see adjustment 3(k)). These income statement pro forma adjustments for the six months period ended June 30, 2006 give effect to the reinsurance arrangements referenced above as if the arrangements had been in effect at January 1, 2006.

s)
Adjustment of $1.4 million represents the increase in amortization expense related to the fair value adjustment of DAC and VOBA of the acquired companies (see adjustment 3(c)). The following table presents the Company’s calculation of the pro forma adjustment for amortization of VOBA

(dollars in thousands)

Historical DAC of acquired companies (a)	$498,900

Estimated VOBA (a)	629,029
Reduced by ceding commissions	(113,249)
Adjusted VOBA	515,780

Net increase in DAC/VOBA of acquired companies	$16,880

Estimated amortization resulting from net increase in DAC/VOBA:
Net increase in DAC/VOBA of acquired companies	$16,880
Estimated annual amortization at 8% per year	$1,350

(a) The pro forma condensed combined financial statements were prepared as if the acquisition and the related reinsurance arrangements had been completed as of January 1, 2005, with respect to pro forma results of operations data, and as of June 30, 2006, with respect to the pro forma balance sheet data. As a result, the historical DAC and estimated VOBA amounts used to compute the pro forma adjustment for DAC/VOBA for the results of operations for the twelve month ended December 31, 2005 differ from the amounts recorded in the pro forma adjustments for the balance sheet as of June 30, 2006.

t)
Adjustment of $(1.2) million includes $(1.0) million to eliminate depreciation expense associated with the fair value adjustment to fixed assets (see adjustment 3(e), $(0.2) million for amortization associated with eliminated intangible assets (see adjustment 3(f)).

u)
Adjustments represent the elimination of revenues and expenses associated with the portion of business ceded to AFLIAC and the Wilton Re Group (see adjustment 3(k)). These income statement pro forma adjustments for the year ended December 31, 2005 give effect to the reinsurance arrangements referenced above as if the arrangements had been in effect at January 1, 2005.

v)
Adjustment of $98.4 million represents the net settlement with the Wilton Re Group ($36.2 million) for 49% of the fixed annuity business of the acquired companies (see adjustment 3(k)), and with AFLIAC ($62.2 million) for 100% of the variable annuity business of the acquired companies (see adjustment 3(m)) under the modified coinsurance agreements reference above. This net settlement is recorded as a “deposit payable” in accordance with the SOP 98-7 “Deposit Accounting for Insurance and Reinsurance Contracts That Do Not Transfer Insurance Risk”.

Note 4—Acquisition Related Charges

In connection with the acquisition, Protective’s preliminary integration plan includes acquisition related costs of approximately $44.0 million (excluding the impact of reinsurance arrangements) to integrate Chase Insurance Group’s operations into Protective Life. Depending on the nature of such costs, they will either be included in the purchase price allocation, or be treated as period costs and charged to the Statement of Income as incurred. The specific details of these plans will continue to be refined.